PRICING SUPPLEMENT NO. 123                                    Rule 424 (b)(3)
DATED: June 22, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                   $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes    Book Entry Notes
$10,000,000                    [x]                    [x]

Original Issue Date:           Fixed Rate Notes       Certificated Notes
June 23, 1998                  [_]                    [_]


Maturity Date:                 CUSIP#: 073928 DK 6
June 23, 1999

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:



                                          Optional           Optional
                        Redemption        Repayment          Repayment
Redeemable On           Price(s)          Date(s)            Price(s)
-------------           -----------       ----------         ----------

N/A                     N/A               N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Monthly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: 5.62234%

Index Maturity:  One Month

Spread (plus or minus): -0.03%

-------------------

*        The 23rd of each month.

**       The 23rd of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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